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                                                              Exhibit 99.(10)(a)



                    [SUTHERLAND ASBILL & BRENNAN LETTERHEAD]



                                                                  April 18, 2001





United Investors Life
  Insurance Company
2001 Third Avenue South
Birmingham, AL  35233

          RE:  Titanium Annuity Variable Account
               Form N-4 File No. 333-43022
               ---------------------------

Gentlemen:

          We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of Post-Effective Amendment No. 1 to the Registration Statement on Form N-4 filed by United Investors Life Insurance Company for certain variable annuity policies (File No. 333-43022). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                        Very truly yours,

                                        SUTHERLAND ASBILL & BRENNAN LLP

                                        By: /s/ Frederick R. Bellamy
                                           ------------------------------
                                            Frederick R. Bellamy